UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET COMMUNICATIONS, INC.

DBA SOCKET MOBILE, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 23, 2008

Dear Stockholders:

           You are cordially invited to attend the Annual Meeting of Stockholders of Socket Communications, Inc., a Delaware corporation, DBA Socket Mobile, Inc. (the "Company"), to be held Wednesday, April 23, 2008 at 9:00 a.m., local time, at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

          (1) To elect eight directors to serve until their respective successors are elected.

          (2) To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending December 31, 2008.

          (3) To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a corporate name change.

          (4) To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock at a ratio within the range from one-for-5 to one-for-10, together with a corresponding reduction in the number of authorized shares of the Common Stock and capital stock, at any time prior to December 31, 2008.

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

           Only stockholders of record at the close of business on February 25, 2008 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,
Kevin J. Mills
President and Chief Executive Officer
Newark, California March 10, 2008

YOUR VOTE IS IMPORTANT.
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SOCKET COMMUNICATIONS, INC. DBA SOCKET MOBILE, INC.

PROXY STATEMENT FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

           The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Socket Communications, Inc., a Delaware corporation, DBA Socket Mobile, Inc. (the "Company"), for use at the 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") to be held Wednesday April 23, 2008 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of the 2008 Annual Meeting of the Stockholders. The 2008 Annual Meeting will be held at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560. The Company's telephone number at that location is (510) 933-3000.

           These proxy solicitation materials and our Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements, were first mailed on or about March 12, 2008 to all stockholders entitled to vote at the 2008 Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

          Holders of record of our Common Stock at the close of business on February 25, 2008 (the "Record Date") are entitled to notice of and to vote at the 2008 Annual Meeting. At the Record Date, 32,015,975 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. The Company has no other class of voting securities outstanding and entitled to be voted at the meeting.

           The only person known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date was Charlie Bass, the Chairman of the Company's Board of Directors. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on Dr. Bass.

REVOCABILITY OF PROXIES

           Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the 2008 Annual Meeting and voting in person.

VOTING AND SOLICITATION

           Generally each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. If, however, any stockholder at the 2008 Annual Meeting gives notice of his or her intention to cumulate votes with respect to the election of directors, then each stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock that such stockholder is entitled to vote, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

           This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or facsimile. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from brokers, bank nominees and other institutional investors. The Company's costs for such services, if retained, are not expected to be material.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

           The presence at the 2008 Annual Meeting, either in person or by proxy, of the holders of a majority of votes entitled to be cast with respect to the outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Shares that are voted "FOR," "AGAINST", "WITHHELD or "ABSTAIN" on a subject matter are treated as being present at the meeting for purpose of establishing a quorum entitled to vote on the matter (the "Votes Cast").

           The Company also intends to count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Thus, abstentions will have the same effect as a vote against a proposal.

           Broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

           A plurality of the votes duly cast is required for the election of directors. Thus, neither abstentions nor broker non-votes affect the election of directors, as only affirmative votes will affect the outcome of election.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

           The Company currently intends to hold its 2009 Annual Meeting of Stockholders in April 2009 and to mail proxy statements relating to such meeting in March 2009. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2009 Annual Meeting must be received by the Company no later than November 16, 2008, and must otherwise be in compliance with applicable laws and regulations, in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting.

          If a stockholder intends to submit a proposal at the 2009 Annual Meeting, but does not wish to have it included in the proxy statement and proxy for that meeting, the stockholder must do so no later than January 22, 2009. If the a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2009 Annual Meeting.

           The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the 2008 Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal at the 2008 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

           The proxy holders will vote to elect as directors the eight nominees named below, unless a proxy card is marked otherwise. The nominees consist of the eight current directors. If a person other than a management nominee is nominated at the 2008 Annual Meeting, the holders of the proxies may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The eight candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

           All eight directors will be elected for one-year terms expiring at the 2009 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation or removal.

           The following table sets forth information concerning the nominees for director.

Name of Nominee	Age	Position(s) Held With the Company	Director Since
Charlie Bass (1)(2)	66	Chairman of the Board	1992
Micheal L. Gifford	50	Executive Vice President and Director	1992
Leon Malmed (1)(2)	70	Director	2000
Thomas O. Miller(1)	56	Director, Chairman, Technology Advisory Board	2008
Kevin J. Mills	47	President, Chief Executive Officer and Director	2000
Gianluca Rattazzi (1)(2)	55	Director	1998
Peter Sealey (2)(3)	67	Director	2002
Enzo Torresi (2)(3)	63	Director	2000

(1) Member of the Audit Committee. Mr. Miller's appointment was effective on February 17, 2008. (2) Member of the Nominating Committee. (3) Member of the Compensation Committee

           There are no family relationships among any of the directors or executive officers of the Company.

           Charlie Bass co-founded the Company in March 1992 and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass served as the Company's Chief Executive Officer from April 1997 to March 2000. Dr. Bass has served as the Trustee of The Bass Trust since April 1988. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

           Micheal L. Gifford has been a director of the Company since its inception in March 1992, has served as the Company's Executive Vice President since October 1994 and is currently the General Manager of the Company's OEM Business Unit (formerly Development Services). Mr. Gifford served as the Company's President from the Company's inception in March 1992 to September 1994 and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford holds a B.S. in Mechanical Engineering from the University of California at Berkeley.

           Leon Malmed has been a director of the Company since June 2000. Mr. Malmed served as Senior Vice President of Worldwide Marketing and Sales of SanDisk Corporation, a manufacturer of flash memory products, from 1992 to his retirement in March 2000. Prior to his tenure with SanDisk Corporation, Mr. Malmed was Executive Vice President of Worldwide Marketing and Sales for Syquest Corporation, a disk storage manufacturer, President of Iota, a Syquest subsidiary from 1990 to 1992, and Senior Vice President of Worldwide Sales, Marketing and Programs for Maxtor Corporation, a disk drive supplier, from 1984 to 1990. Mr. Malmed holds a B.S. in Mechanical Engineering from the University of Paris, and also has completed the AEA/UCLA Senior Executive Program at the University of California at Los Angeles and the AEA/Stanford Executive Institute Program for Management of High Technology Companies at Stanford Business School.

           Thomas O. Miller was appointed a director of the Company by the Board of Directors on February 17, 2008. Since August 2006 he has been affiliated with Stinsights, Inc., an international management consulting company focused on business strategy and market research. Mr. Miller has also been engaged in an advisory capacity to private equity firms who invest in wireless and mobility companies. Prior to Stinsights, Mr. Miller was a member of the executive team at Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries, serving as its President in 2004 and 2005. He was also Vice President of Corporate Development until July 2006 with Intermec's parent company UNOVA. Prior to his appointment as President of Intermec, he was Executive Vice President, Global Sales and Marketing from 2001 to 2003 and Senior Vice President, Americas and System and Solutions from 1999 through 2001. Mr. Miller was Chairman of the Automatic Industry and Mobility Association from 2003 to March 2006 and was recognized for his contributions to the industry with induction into the AIDC100 organization in 2004. He has been a member of the board of InfoLogix, Inc., an enterprise mobility automation company serving the healthcare industry, since October 2006 and has been on the Company's Technology Advisory Board, currently as its Chairman, since 2006. Mr. Miller holds a Bachelor of Business and a Master of Business Administration degree from Western Illinois University.

           Kevin J. Mills was appointed the Company's President and Chief Executive Officer and a director of the Company in March 2000. He served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering with honors from the University of Limerick, Ireland.

           Gianluca Rattazzi has been a director of the Company since June 1998. He has been President and CEO of MaxiScale, Inc., a private software development company, since January 2007. He also has served as Chairman of Envivio, Inc., a provider of video delivery systems, since August 2007. In 2000, Dr. Rattazzi co-founded BlueArc Corporation, a provider of network attached storage. He served as its Chairman from its inception through March 2007 and also served as its CEO from 2002 through 2005. Prior to BlueArc, he co-founded Meridian Data, Inc., a provider of CD ROM networking software and systems, as Parallan in July 1988. He served as President and a director of Meridian Data from inception and was appointed Chief Executive Officer of Meridian Data, serving from 1995 until its sale to Quantum Corporation in September 1999. From 1985 to 1988, Dr. Rattazzi held various executive level positions at Virtual Microsystems, Inc., a networking company, most recently as its President. Dr. Rattazzi holds an M.S. in Electrical Engineering and Computer Science from the University of California at Berkeley and a Ph.D. in Nuclear Chemistry from the University of Rome, Italy.

           Peter Sealey has been a director of the Company since June 2002. Dr. Sealey has served as Chief Executive Officer and founder of The Sausalito Group, Inc., a management consulting firm, since its founding in July 1997. Dr. Sealey also serves as an Adjunct Professor of Marketing at the Peter F. Drucker Graduate Management School at the Claremont Graduate University in Claremont, California and serves on the board of MaxWorldwide Inc., a media holding company. He previously served as an Adjunct Professor of Marketing at the Haas School of Business, University of California at Berkeley from 1996 to 2006. From July 1969 to August 1993, Dr. Sealey served in various senior marketing positions with the Coca-Cola Company, including as its Senior Vice President, Global Marketing and Chief Marketing Officer from December 1989 to August 1993. Dr. Sealey holds a doctorate from the Peter F. Drucker Graduate Management School at the Claremont Graduate University.

           Enzo Torresi has been a director of the Company since June 2000. Dr. Torresi founded and has managed EuroFund Partners, a venture capital fund, since 1999. In 1997 and 1998, he was Chairman and Chief Executive Officer of ICAST Corporation, a software company specializing in broadcasting solutions for the Internet. During 1995 and 1996, he was Entrepreneur-In-Residence at Accel Partners, a venture capital fund. From November 1993 to 1994, he was Vice-Chairman of Power Computing Corporation, a PC manufacturer he co-founded From 1989 to October 1994, Dr. Torresi was President and Chief Executive Officer of NetFRAME Systems, Inc., a computer manufacturer that is now part of Micron Electronics, Inc. Dr. Torresi holds a Doctorate in Electronics Engineering from the Polytechnic Institute in Torino, Italy.

BOARD MEETINGS AND COMMITTEES

           The Board of Directors has determined that all of the nominees, except Messrs. Mills and Gifford, satisfy the definition of "independent director," as established by NASDAQ listing standards. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. Each committee has adopted a written charter, all of which are available on the Company's web site at http://www.mkr-group.com/SCKT/board_committee.html. The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee satisfies the definition of "independent director," as established by NASDAQ listing standards.

           The Board of Directors held a total of four regular meetings during fiscal 2007 and two telephone meetings. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve, as well as the annual meeting of stockholders. No director attended fewer than 75 percent of the meetings of the Board of Directors and the Board committees on which he served. Messrs. Gifford, Malmed, Mills, Rattazzi, Sealey and Torresi attended the 2007 Annual Meeting of Stockholders.

           The Audit Committee consists of Messrs. Bass, Malmed and Rattazzi. Mr. Miller was appointed to the Audit Committee on February 17, 2008. As required by NASDAQ rules, the members of the Audit Committee each qualify as "independent" under special standards established by the United States Securities and Exchange Commission ("SEC") for members of audit committees. The Audit Committee also includes one independent member, Dr. Bass, who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Stockholders should understand that this designation is a disclosure required by the SEC relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. The Audit Committee met four times by telephone during the year ended December 31, 2007 with management and the independent auditors to review quarterly and annual financial information and to discuss the results of quarterly review procedures performed by the independent auditors before quarterly and annual financial reports were issued. The Audit Committee is responsible for appointing, compensating and overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls and financial statements. In connection with the completion of the annual audit of the Company's financial statements for the year ended December 31, 2006, the Audit Committee meeting in February 2007 with management and with the independent auditors reviewed the financial statements and the annual audit results, including an assessment of internal controls and procedures, and discussed the matters with the independent auditors denoted as required communications by Statement of Auditing Standards 61 (SAS 61). The meeting included a review of internal accounting controls, a discussion and review of auditor independence, a review with management and discussion with the independent auditors of the annual financial statements, the pre-approval of fees, and other matters included in required communications with the independent auditors under SAS 61, and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2006. The report of the Audit Committee for the year ended December 31, 2007 is included in this Proxy Statement.

           The Nominating Committee consists of the Company's independent directors, Messrs. Bass, Malmed, Rattazzi, Sealey and Torresi. The Nominating Committee met separately without management or the management directors after each of the four regular board meetings held during 2007. The Nominating Committee considers and recommends nominations for the Board of Directors and facilitates the self-assessment of Board performance by the independent directors. For 2008, the Nominating Committee determined that each current director was willing and able to serve as a director for the ensuing year. The Nominating Committee, in a meeting held in January 2008, recommended nomination of the current directors to serve for the ensuing year and the nomination of Thomas O. Miller to be appointed as a director effective upon approval by the Board of Directors of an increase in the size of the Board from seven to eight members, completed on February 17, 2008. For 2009, the Nominating Committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than November 16, 2008 in order to be considered for inclusion in next year's proxy statement. The Nominating Committee Charter is available on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html.

           The Compensation Committee, which consists of Messrs. Torresi and Sealey, held ten meetings during fiscal year 2007. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administering the Company's incentive compensation and benefit plans. The report of the Compensation Committee for fiscal year 2007 is included in this Proxy Statement. The Compensation Committee Charter is available on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html.

COMPENSATION OF DIRECTORS

           Directors who are not employees of the Company received $3,000 per regular meeting of the Board of Directors that they attended in fiscal 2007 and will receive $3,000 per regular meeting that they attend in fiscal 2008. These outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually during the year of board service, commencing at each election of the Board of Directors. Options are awarded for board service, committee service and committee and board leadership positions. On April 18, 2007, options vesting monthly over a one year period were awarded to the outside directors for the service period that commenced on April 18, 2007, at an exercise price of $0.92 per share, the fair market value of the Common Stock on the date of grant, as follows:

Name	Grant
Charlie Bass	50,000
Leon Malmed	40,000
Gianluca Rattazzi	35,000
Peter Sealey	25,000
Enzo Torresi	30,000

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

           If a quorum is present, the eight nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE COMPANY'S NOMINEES FOR DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           The Audit Committee has selected Moss Adams LLP, independent public accountants, to audit the financial statements and internal controls of the Company for the fiscal year ending December 31, 2008, and recommends that stockholders vote for ratification of such appointment.

           Moss Adams LLP has audited the Company's financial statements for the four fiscal years ended December 31, 2007, 2006, 2005 and 2004. Representatives of Moss Adams LLP are expected to be present at the 2008 Annual Meeting. The representative will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED BY MOSS ADAMS LLP DURING FISCAL YEARS 2007 AND 2006

           Audit Fees:

           Audit fees billed to the Company by Moss Adams LLP for their audit of the Company's 2007 and 2006 fiscal year financial statements and review of the Company's quarterly financial statements for fiscal 2007 and 2006 totaled $238,000 and $240,000, respectively. The Company was not deemed an accelerated filer for fiscal years 2007 and 2006 and an audit of the Company's internal controls at December 31, 2007 and 2006 was not required.

           Audit-Related Fees:

           Audit-related fees billed to the Company by Moss Adams LLP during the Company's 2007 and 2006 fiscal years totaled $10,555 and $11,500, respectively. Audit-related fees were primarily related to meetings with the Audit Committee, attendance at the annual stockholder meeting, the issuance of a consent related to the filing of a Form S-8 registration statement and accounting advice.

           Tax Fees:

           Tax fees are for preparation of the prior year's annual tax returns and tax advice. Fees billed to the Company by Moss Adams LLP for tax services during the Company's 2007 and 2006 fiscal years were $20,000 and $19,000, respectively.

           All Other Fees:

           There were no other fees billed to the Company during the Company's 2007 and 2006 fiscal years by Moss Adams LLP.

           Approval Procedures:

           The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

           The Audit Committee has considered whether the provision of the services covered in this section is compatible with maintaining Moss Adams LLP's independence.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

           Ratification of the appointment of Moss Adams LLP as the Company's independent public accountants for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the Votes Cast on the matter at the 2008 Annual Meeting.

           Stockholder ratification of the appointment of Moss Adams LLP as the Company's independent public accountants is not required by the Company's bylaws or other applicable legal requirement. However, the Audit Committee is submitting the appointment of Moss Adams LLP to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A CORPORATE NAME CHANGE

           On January 24, 2008, the Board of Directors approved an amendment of the Company's Amended and Restated Certificate of Incorporation, subject to stockholder approval, to effect a corporate name change from Socket Communications, Inc. to Socket Mobile, Inc.

           The management of the Company and the Board of Directors believe that the corporate name change will better align the corporate name with the Company's mission. The Company has been doing business as Socket Mobile, Inc. since January 2007.

           The change of the name of the Company will not affect in any way the validity of currently outstanding stock certificates or the trading of the Company's securities. The Common Stock of the Company will continue to trade on the NASDAQ Global Market under the symbol "SCKT."

           Stockholders are requested in this Proposal Three to approve the amendment to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of a majority of the shares of the outstanding Common Stock entitled to vote as of the Record Date will be required to approve the amendment to the Amended and Restated Certificate of Incorporation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A CORPORATE NAME CHANGE.

PROPOSAL FOUR

APPROVAL OF THE AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

GENERAL

           The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, together with a corresponding reduction in the number of authorized shares of Common Stock and capital stock. If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State. If the stockholders approve the proposal, the Board of Directors will have the authority, in its sole discretion, to determine whether to file this amendment.

BACKGROUND

           The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, together with a corresponding reduction in the number of authorized shares of Common Stock and capital stock. If the reverse stock split is approved by the stockholders, the Board of Directors may subsequently effect the reverse stock split based upon any ratio in the range from one-for-5 to one-for-10, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split, and a corresponding authorized stock reduction. Approval of this reverse stock split proposal by the stockholders would give the Board of Directors authority to implement the reverse stock split at any time prior to December 31, 2008. In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may in its sole discretion determine not to effect, and to abandon, the reverse stock split without further action by the stockholders.

           If the stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, the Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend the existing Amended and Restated Certificate of Incorporation to effect a reverse split of the Common Stock then issued and outstanding at the specific ratio determined by the Board of Directors and a corresponding reduction in the number of authorized shares of the Common Stock and capital stock. Except for any changes as a result of the treatment of fractional shares, each holder of the Common Stock will hold the same percentage of Common Stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

PURPOSE OF THE REVERSE STOCK SPLIT

           The purpose of authorizing the reverse stock split is to maximize the flexibility of the Board of Directors in addressing market-related issues affecting the capitalization of the Company. The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split would be effected, if at all, only upon a determination by the Board of Directors that the split is in the best interests of the Company and the stockholders at that time.

A reverse stock split may have the following beneficial effects:

The Common Stock is currently quoted on The NASDAQ Global Market under the symbol "SCKT." The reverse stock split is being proposed to give the Board of Directors the flexibility to maintain the eligibility of the Common Stock for listing on The NASDAQ Global Market should the market price for the Common Stock remain below $1.00 per share for an extended period.

Previously, on December 11, 2007, the Company received a deficiency letter from the Listing Qualifications Department of The NASDAQ Stock Market (the "NASDAQ Staff") indicating that the Company had failed to comply with the minimum bid price requirement of $1.00 per share over the previous 30 consecutive business days as required by Marketplace Rule 4450(a)(5) (the "Minimum Bid Price Rule").

The Company can regain compliance, if, at any time before June 9, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. In the interim period, the Company's common stock will continue to trade on the NASDAQ Global Market Exchange. If compliance with the Marketplace Rule 4450(a) cannot be demonstrated by June 9, 2008, the Company would expect the staff of the NASDAQ Stock market Listing Qualifications department (the "Staff") to deliver a written notification that the Company's securities will be delisted from the NASDAQ Global Market Exchange (a "Delisting Notice"). If the Company receives a Delisting Notice, the Company may appeal the Staff's determination to delist its securities to a Listing Qualifications Panel. Alternatively, the Company may apply to transfer its securities to The NASDAQ Capital Market, if the Company satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(Kc), other than the minimum bid price requirement. If the Company meets the initial listing criteria and its application is approved, the Staff will notify the Company that it has been granted an additional 180-calendar day compliance period in order to regain compliance with the minimum bid price requirement while on The NASDAQ Capital Market.

The delisting of the Company's Common Stock from the NASDAQ Global Market, or subsequently from the NASDAQ Capital Market, would significantly and adversely affect the trading in and liquidity of the Common Stock. Reverse splits are viewed by The NASDAQ Stock Market as an acceptable way for companies to gain compliance with the minimum $1.00 per share requirement. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of the Common Stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization.

A higher stock price, which the Company would expect as a result of the reverse stock split, could increase the interest of the financial community in the Common Stock and broaden the pool of investors that may consider investing in the Common Stock, potentially increasing the trading volume and liquidity of the Common Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of the Common Stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated.

A higher stock price may help us attract and retain employees and other service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization. If the reverse stock split successfully increases the per share price of the Common Stock, this increase may enhance the ability to attract and retain employees and service providers.

RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

           If the reverse stock split is approved by the stockholders and the Board of Directors were to proceed with the reverse stock split, the Company may be subject to the following risks:

While the Board of Directors believes that the Common Stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price per share of the Common Stock prior to the reverse stock split times the selected reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split.

The fewer number of shares that will be available to trade might cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The liquidity of the Common Stock may also be adversely affected by the increase in the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

The Company cannot offer any assurance that the Common Stock will continue to meet The NASDAQ Global Market continued listing requirements following the reverse stock split. Even if the Company regains compliance with the Minimum Bid Price Rule, the Company must maintain compliance, and the Company must also continue to satisfy other NASDAQ maintenance standards to remain on The NASDAQ Global Market. In order for the Common Stock to continue to be quoted on The NASDAQ Global Market, it must also satisfy various listing maintenance standards established by NASDAQ, such as (i) having at least 750,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of the total outstanding shares, (ii) a market value of publicly held shares of at least $5 million, (iii) at least 400 stockholders who own at least 100 shares, and (iv) stockholder's equity of at least $10 million.

           The market price of the Common Stock will also be based on the business and results of operations, which are unrelated to the number of shares of the Common Stock outstanding. The business and results of operations are subject to the risks and uncertainties described from time-to-time in the periodic reports filed with the SEC.

EFFECTIVE DATE OF THE REVERSE STOCK SPLIT

           If this proposal is approved by the stockholders, the reverse stock split will become effective at such time as the Company files a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (or at such later time as may be set forth in the Certificate of Amendment), which may take place at any time on or before December 31, 2008. Before the Company files the Certificate of Amendment, the Board of Directors must approve the final reverse stock split ratio. Even if the reverse stock split is approved by the stockholders, the Board of Directors has discretion to decline to carry out the reverse stock split if it determines that the reverse stock split is no longer in the best interests of the Company and the stockholders.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

           If the proposal is approved by the stockholders and the Board of Directors believes that the reverse stock split is in the best interests of the Company and the stockholders, the exchange of shares of the Common Stock will occur at the effective time of the Certificate of Amendment without any further action on the part of the stockholders and without regard to the date that any stockholder physically surrenders the stockholder's certificates representing pre-split shares of Common Stock for certificates representing post-split shares. Each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged as described below, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of Common Stock and the right to receive the amount of cash for any fractional shares as a result of the reverse stock split. However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the Certificate of Amendment is effective until that stockholder surrenders and exchanges the stockholder's certificates. If there are any dividends or distributions, they will be withheld, accumulate and be paid to each stockholder, without interest, once that stockholder surrenders in exchange his, her or its certificates.

           As soon as practicable after the effective date of the Certificate of Amendment, the transfer agent, American Stock Transfer & Trust Company, will mail transmittal forms to each holder of record of certificates formerly representing shares of Common Stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of Common Stock the holder is entitled to receive as a consequence of the reverse stock split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

           After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of Common Stock and will receive in exchange therefor certificates representing the number of shares of Common Stock to which the holder is entitled. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from the transfer agent. In connection with the reverse stock split, the Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of the post-split Common Stock.

           In the event that the number of shares of post-split Common Stock for any stockholder includes a fraction, the Company will pay that stockholder, in lieu of issuing fractional shares, a cash amount (without interest) equal to the fair market value of such fraction of a share which would otherwise result from the reverse stock split, based upon the average of the closing bid prices of the Common Stock as reported on The NASDAQ Global Market or other principal market of the Common Stock during each of the five trading days immediately preceding the effective date of the Certificate of Amendment. This cash payment represents merely a mechanical rounding off of the fractions in the exchange, and is not a separately bargained-for consideration. Similarly, no fractional shares will be issued on the exercise of outstanding warrants and options, except as otherwise expressly specified in the documents governing such warrants and options.

EFFECT ON REGISTERED "BOOK-ENTRY" HOLDERS OF COMMON STOCK

           The registered holders of common stock may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

           If a stockholder holds registered shares in book-entry form, such stockholder does not need to take any action to receive its post-reverse stock split shares or its cash payment in lieu of any fractional share interest, if applicable. If the stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to its address of record indicating the number of shares it holds following the reverse stock split.

           If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to it at its registered address as soon as practicable after the effective date of the Certificate of Amendment. By signing and cashing this check, the stockholder will warrant that it owned the shares for which it received a cash payment.

FEDERAL INCOME TAX CONSEQUENCES

           The following is a summary of certain material United States federal income tax consequences of the reverse stock split to the Company's stockholders, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. This summary also assumes you are a United States holder (defined below) who has held, and will hold, shares of Common Stock as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split) including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

           The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

           The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

           Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

           In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests repurchased. The receipt of cash instead of a fractional share of Common Stock by a United States holder of Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

Information Reporting and Backup Withholding

           You may be subject to information reporting with respect to any cash received in exchange for a fractional share of Common Stock in the reverse stock split. Holders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding at a rate of 28%. Any amount withheld under such rules is not an additional tax and may be refunded or credited against your United States federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

           THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

ACCOUNTING EFFECTS OF THE REVERSE STOCK SPLIT

           Following the effective date of the reverse stock split, the par value of the Common Stock and Preferred Stock will remain at $0.001 per share. As a result of the corresponding authorized stock reduction, however, at the effective time of the reverse stock split, the stated capital attributable to Common Stock on the balance sheet will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In addition, the number of outstanding shares of the Common Stock and the number of shares of the Common Stock issuable upon exercise or conversion of options and warrants will be reduced by the reverse stock split ratio selected by the Board of Directors, taking into account such additional decrease resulting from the repurchase of fractional shares that otherwise would result from the reverse stock split. Accordingly, the aggregate par value of the issued and outstanding shares of the Common Stock, and therefore the stated capital associated with the Common Stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in the financial statements will be restated to reflect the reverse stock split for all periods presented in the future filings after the effective date of the Certificate Amendment with the SEC and The NASDAQ Global Market. Total stockholders' equity will remain unchanged.

NO APPRAISAL RIGHTS

           Under the Delaware General Corporation Law, the stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

EFFECTS OF THE REVERSE STOCK SPLIT

Corporate Matters

           If approved and effected, the reverse stock split would have the following effects:

Depending on the exact reverse stock split ratio selected by the Board of Directors, between 5 and 10 shares of the Common Stock owned by a stockholder before the reverse stock split would be exchanged for one share of the Common Stock.

Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split.

With respect to the Company's existing equity incentive plans, the number of shares reserved for issuance under the plans, the number of shares by which the share reserve may increase annually, the number of shares for which awards may be granted to any one individual will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of outstanding options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

           If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the stockholders uniformly. The reverse stock split will not change the terms of the Common Stock. The Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects after the reverse stock split. No stockholder's percentage ownership of the Common Stock will be altered except for the effect of the elimination of fractional shares.

Number of Stockholders; Exchange Act Registration

           The Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. Depending on the reverse stock split ratio selected by the Board of Directors, certain holders of the Common Stock may no longer hold any whole shares of the Common Stock. These holders, to whom the Company will pay a cash amount in lieu of issuing fractional shares, will cease to be stockholders of the Company. Notwithstanding the fact that the total number of record holders of the Common Stock would be reduced by a reverse stock split, the purpose of the proposed stock split is not to reduce the number of record holders. The reverse stock split is not part of a contemplated "going private" transaction under Rule 13e-3 of the Exchange Act, and the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Authorized Shares

           If the reverse stock split is implemented, the Board of Directors will reduce proportionately the number of shares of the Common Stock and capital stock authorized under the Amended and Restated Certificate of Incorporation. The number of shares of the Preferred Stock authorized under the Amended and Restated Certificate of Incorporation would not be reduced and will remain at 3,000,000 shares.

Required Vote

           The affirmative vote of a majority of the shares of the outstanding Common Stock entitled to vote as of the Record Date will be required to approve this proposal.

THE BOARD OF DIRECTORS ANONYMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-5 TO ONE-FOR-10 AT ANY TIME PRIOR TO DECEMBER 31, 2008, TOGETHER WITH A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CAPITAL STOCK.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock, including on an as-exercised basis, options and warrants exercisable within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of record for each of the individuals listed in this table is: c/o Socket Communications, Inc. dba Socket Mobile, Inc., 39700 Eureka Drive, Newark, California 94560.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned (2)
Charlie Bass(3)	2,025,459	6.3%
Kevin J. Mills(4)	907,161	2.8
Micheal L. Gifford(5)	730,570	2.2
David W. Dunlap(6)	612,655	1.9
Leonard L. Ott(7)	477,618	1.5
Enzo Torresi(8)	329,000	1.0
Leon Malmed(9)	312,500	1.0
Gianluca Rattazzi(9)	305,000	*
Tim I. Miller(10)	267,803	*
Lee A. Baillif (11)	236,858	*
Peter Sealey(9)	225,000	*
Robert C. Zink(9)	76,042	*
Thomas O. Miller(12)	60,620	*
Thomas L. Noggle(9)	521	*
All Directors and Executive Officers as a group (14 persons)(13)	6,566,807	20.2%
*Less than 1%
(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2) Percentage ownership is based on 32,015,975 shares of Common Stock outstanding, each of which is entitled to one vote, on the Record Date and any shares issuable pursuant to securities exercisable for shares of Common Stock by the person or group in question as of the Record Date or within 60 days thereafter.
(3) Includes 362,500 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(4) Includes 802,063 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(5) Includes 486,696 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(6) Includes 552,188 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(7) Includes 463,208 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(8) Includes 281,250 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(9) Consists of shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(10) Includes 263,250 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(11) Includes 210,271 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.
(12) Includes 55,000 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008
(13) Includes 4,395,489 shares of Common Stock subject to options exercisable within 60 days of February 25, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2007, all filing requirements applicable to its executive officers and directors were complied with by such executive officers and directors.

MANAGEMENT
            The current executive officers of the Company are as follows:

Name of Officer	Age	Position with the Company
Kevin J. Mills	47	President and Chief Executive Officer and Director
David W. Dunlap	65	Vice President of Finance and Administration, Chief Financial Officer and Secretary
Micheal L. Gifford	50	Executive Vice President and Director
Lee A. Baillif	47	Vice President and Controller
Tim I. Miller	53	Vice President of Worldwide Operations
Thomas L. Noggle	59	Vice President of Engineering
Leonard L. Ott	48	Vice President and Chief Technical Officer
Robert C. Zink	50	Sr. Vice President of Worldwide Sales and Marketing

           For information regarding Kevin J. Mills and Micheal L. Gifford, please see "Election of Directors" above.

           David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995 and served in the same role as a consultant from November 1994 to February 1995. Mr. Dunlap previously served as Vice President of Finance and Administration and Chief Financial Officer at several public and private companies, including Appian Technology Inc., a semiconductor company from September 1993 to February 1995, and Mountain Network Solutions, Inc., a computer peripherals manufacturing company, from March 1992 to September 1993. He is a certified public accountant, and holds an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

           Lee A. Baillif has served as the Company's Controller since January 1, 1999 and was promoted to Vice President and Controller on January 24, 2007. Prior to his appointment as Controller, Mr. Baillif was a member of the accounting staff from September 1994. He holds a B.S. in Business and Finance from San Francisco State University.

           Tim I. Miller has served as the Company's Vice President of Worldwide Operations since March 2003, responsible for the Company's worldwide manufacturing operations. Mr. Miller served in the same role as a consultant from January 2003 to March 2003. Mr. Miller was an independent consultant from June 1991 to December 1992. Prior to joining the Company, Mr. Miller was the Vice President of Worldwide Operations for Com21, a developer of broadband technology solutions, from August 1994 to May 2001. Mr. Miller holds a B.S. with an emphasis in Business Administration and Political Science from San Jose State University.

           Thomas L. Noggle commenced employment as the Company's Vice President of Engineering on November 1, 2007. Mr. Noggle served as the Director of Hardware Engineering for Logitech, Inc. from November 1994 to February 1998 and previously served as a design engineering manager for Logitech. He has since served in various consulting and engineering management roles with private companies designing and developing new and advanced electronic products. Mr. Noggle has received various patents and awards for products that he has developed, including a U.S. patent assigned to Logitech for manipulating area imaging devices and a Technical Academy Award for work completed as a senior design engineer at Lucasfilm, Ltd. Mr. Noggle holds a B.S. in Electrical Engineering and Computer Sciences from the University of Illinois.

           Leonard L. Ott has served as the Company's Vice President and Chief Technical Officer since October 2000 and previously served as Vice President of Engineering from December 1998 to October 2000. Mr. Ott joined the Company in March 1994, serving in increasingly responsible engineering positions including Director of Software Development and Director of Engineering. Mr. Ott also worked as an engineering consultant to the Company, from November 1993 to March 1994. Prior to joining the Company, Mr. Ott served in various senior roles at Vision Network Systems from March 1988 to November 1993, a networking systems company. Mr. Ott holds a B.S. in Computer Science from the University of California at Berkeley.

           Robert C. Zink commenced employment as the Company's Senior Vice President of Worldwide Sales and Marketing on April 2, 2007. Mr. Zink previously served in increasingly responsible executive sales positions with Intermec Technologies from 1997 through March 2007 and with Norand Corporation from 1979 to 1997 prior to its acquisition by Intermec. Recent sales positions held by Mr. Zink with Intermec include Vice President U.S. Enterprise Sales from April 2006 through March 2007, Vice President Eastern U.S. Sales from 2001 through March 2006 and Vice President U.S. Sales System & Solutions in 2000 and 2001. Mr. Zink holds a Bachelors degree in Business Administration from the University of Iowa.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

           The following tables set forth the annual compensation paid or accrued by the Company to or on behalf of the outside directors of the Company for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Charlie Bass	12,000	35,584(2)	47,584
Leon Malmed	12,000	28,984(3)	40,984
Gianluca Rattazzi	12,000	25,684(4)	37,684
Peter Sealey	12,000	19,084(5)	31,084
Enzo Torresi	12,000	22,384(6)	34,384
(1) Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized for option awards vesting in fiscal 2007 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.
(2) Mr. Bass was granted 50,000 options on April 18, 2007 with grant date fair values, computed in accordance with FAS 123R of $26,500. The aggregate equity awards held by Mr. Bass at December 31, 2007 were options to purchase 362,500 shares of Common Stock. The valuation for these awards at such date determined pursuant to FAS 123R was $440,550.
(3) Mr. Malmed was granted 40,000 options on April 18, 2007 with grant date fair values, computed in accordance with FAS 123R of $21,200. The aggregate equity awards held by Mr. Malmed at December 31, 2007 were options to purchase 312,500 shares of Common Stock. The valuation for these awards at such date determined pursuant to FAS 123R was $406,850.
(4) Mr. Rattazzi was granted 35,000 options on April 18, 2007 with grant date fair values, computed in accordance with FAS 123R of $18,550. The aggregate equity awards held by Mr. Rattazzi at December 31, 2007 were options to purchase 305,000 shares of Common Stock. The valuation for these awards at such date determined pursuant to FAS 123R was $401,021.
(5) Mr. Sealey was granted 25,000 options on April 18, 2007 with grant date fair values, computed in accordance with FAS 123R of $13,250. The aggregate equity awards held by Mr. Sealey at December 31, 2007 were options to purchase 225,000 shares of Common Stock. The valuation for these awards at such date determined pursuant to FAS 123R was $218,750.
(6) Mr. Torresi was granted 30,000 options on April 18, 2007 with grant date fair values, computed in accordance with FAS 123R of $15,900. The aggregate equity awards held by Mr. Torresi at December 31, 2007 were options to purchase 281,250 shares of Common Stock. The valuation for these awards at such date determined pursuant to FAS 123R was $388,175.

           Each outside director receives meeting attendance fees of $3,000 for each meeting attended in person. During 2007, the Board met four times in person and two times by telephone, and all directors attended.

           The outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually during the year of board service, commencing at each election of the Board of Directors. 25,000 options were awarded to each director for Board and committee service. Directors serving as chairpersons of the nominating, audit and compensation committees received an additional 5,000 shares, the director serving as the Board chairperson received an additional 10,000 shares, and members serving on the audit committee received an additional 10,000 shares. On April 18, 2007, the outside directors were granted 180,000 options vesting monthly over a one year period for the service period that commenced on April 18, 2007, with an exercise price of $0.92 per share, which was the fair market value of the Common Stock on the date of grant. See also Proposal One - Compensation of Directors. Option awards are valued in accordance with the guidelines of Statement of Financial Accounting Standard No. 123(R).

Compensation Discussion and Analysis

Overview

           The Compensation Committee establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Company strives to ensure that its executive compensation programs enable the Company to attract and retain key people and motivate them to achieve or exceed key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as revenue attainment and profitability.

           As a result, we strive to provide a total compensation package that is fair, reasonable, and competitive with prevailing practices in our industry, allowing for above average total compensation when justified by business results and exceptional individual contribution.

Compensation Philosophy and Objectives

           The Company's fiscal 2007 and 2008 compensation policies, plans and programs are intended to achieve the following objectives:

      attract, retain and motivate talented executive officers

      provide executive officers with cash bonus opportunities linked to achievement of business objectives and individual performance goals align the financial interests of executive officers with those of stockholders by providing executive officers with an equity stake in the Company

           Our approach to executive compensation is to be "middle of the road" for cash compensation and to offer equity incentives that maintain acceptable levels of dilution.

Elements of Executive Compensation.

                 The three major components of the Company's executive officer compensation are:

                 (i)        base salary,

                 (ii)       variable incentive awards, and

                 (iii)      long-term, equity-based incentive awards.

           The components, as well as the total direct compensation, of our rewards program for executives are compared against other public companies as set forth as summary data in the national compensation survey of the American Electronics Association. All of our executive officers are also entitled to earn variable incentive awards and stock option grants as part of their compensation packages. As a result, we continue to remain focused on ensuring that our compensation program is optimized to motivate employees to improve the Company's results on a cost-effective basis.

           Analysis: The national compensation survey of the American Electronics Association was chosen to benchmark executive and employee salaries as it is a broad based compensation survey with an emphasis on companies in the electronics industry and provides information on base salary and variable incentive awards based on size of companies and geographic location. Offering competitive salary packages to employees is an essential element of attracting and retaining key employees in the San Francisco Bay Area which has many electronics firms that compete for talent and offer employment alternatives.

           Base Salary. The Compensation Committee establishes a competitive base salary designed to recognize the skills and experience each individual brings to the Company and the performance contributions they make. Overall, total direct compensation levels for each position is targeted at the median percentile of similar positions in the American Electronics Association surveys for employees participating in variable incentive award programs. Some variation in the competitive mean is allowed when, in the judgment of management and/or the Compensation Committee, as appropriate, the value of an individual's experience, performance and specific skill set justifies upward or downward variation. Base salary recognizes an employee's role, responsibilities, skills, experience and performance. Currently, the base salaries of the Named Executive Officers, except for Mr. Zink, are below the median percentile, reflecting decisions by the Compensation Committee in past years and supported by management to limit salary increases based on the financial condition of the Company. Mr. Zink joined the Company in April 2007 and his base compensation levels were set at about the 75th percentile, consistent with his compensation levels at his previous employer.

           Analysis: The Compensation Committee believes that setting cash compensation targets at median levels meets the objective of providing competitive salaries when considered in combination with variable incentive awards and long term incentive stock option grants. Variable incentive awards provide for above average compensation for superior performance as they allow participants to exceed financial compensation targets when results exceed financial Plan targets. Participants also have the risk of realizing below average compensation for failure to achieve target financial results. Long term incentive stock option grants reward the participant for performance levels that increase the value of the Company's common stock above the fair market value at the date of grant.

          The Compensation Committee determines both the amount and timing of base salary increases. Factors affecting the level of base pay increases each year include the overall financial performance of the Company, changes in the base salary compensation levels reported in the American Electronics Association surveys for executive positions in similarly sized companies, and the individual performance of each executive. The performance of each executive officer of the Company is formally evaluated by his or her supervisor at least one time per year. During 2006, the base salary levels for executive officers were unchanged primarily due to the overall financial performance of the Company. In July 2007, the base salary levels for the four continuing named executive officers were increased by $10,000 for Messrs. Mills, Gifford and Dunlap and $15,000 for Mr. Miller representing an average increase in base salary of 7%. The increase covered a 24 month period since the previous increase in July 2005 and was primarily a cost of living adjustment except for the base salary increase for Mr. Miller that included a merit increase reflecting his assumption of increased levels of responsibility.

           Analysis: In 2006, the Company embarked on a major product development program to develop and market its own handheld computer, thus increasing the size of the markets it serves and reducing dependencies on other handheld computer manufacturers whose computers are used in conjunction with the Company's peripheral data collection and peripheral products. The handheld computer development program along with other expense increases have increased operating losses and put pressures on cash as revenue growth has been below the rate of expense increases over the past three years. As a result, and with the concurrence of the Company's management team, the Compensation Committee has been judicious about increasing salaries until the Company is able to improve its bottom line results.

           Variable Incentive Awards. To reinforce the importance of meeting the Company's financial goals, and to reward significant individual contribution to that effort, the Company believes that a meaningful portion of the quarterly compensation of each executive officer should be in the form of variable incentive pay. Variable incentive target awards are established by the Compensation Committee under the same criteria used for establishing base salaries, and base salary and variable incentive targets are considered together in establishing appropriate compensation levels for each executive officer. Each executive officer participates in a Management Variable Incentive Compensation Plan (the "Plan"), which is approved by the Compensation Committee, and performance is measured quarterly. The Plan measures four components:

      Actual quarterly revenue compared to a Board-approved financial plan ("Financial Plan")

      Actual quarterly gross margins compared to the Financial Plan

      Actual expenses compared to the Financial Plan

      Achievement of quarterly management objectives

The Financial Plan is approved each year by the Company's Board of Directors and actual results are measured against that Financial Plan. Management objectives are set quarterly by each executive officer's supervisor. Each component is weighted equally, and awards are paid based on the percentage attainment achieved of each component, respectively. Awards are capped at twice the target award levels for each financial component and executive officers earn zero for such component if attainment of such component is less than 80 percent. Variable incentive targets for executives during 2007 were unchanged and ranged from 9 percent to 35 percent of total cash compensation, averaging 24 percent among all executives in fiscal 2007. The Compensation Committee believes that setting variable incentive targets at these levels provides compensation incentives that are meaningful in recognizing successful performance without causing severe financial hardships should the variable targets not be reached.

           Analysis: The Company's ratios of variable compensation to total compensation are generally at or above median levels for similar executives as reported in the salary survey of the American Electronics Association, elevating the importance of reaching or exceeding financial goals as set in the Company's annual Financial Plan. The Company's annual Financial Plan has historically been aggressive in forecasting revenue growth, the level of product margins, and the management of operating expenses. As a result, although the Company's management has performed well relative to achieving operating expense and working capital targets, it has also underperformed in achieving revenue results relative to the annual Financial Plan by underestimating the time required to develop products and bring them to market and by failing to adequately estimate the impact on revenue of delays in product availability by third parties, including handheld computer manufacturers whose products work with the Company's peripheral data collection and connectivity products and third party software vendors supplying mobile business applications. The Variable Incentive Awards plan has three quantitative components that measure actual revenue, gross margins and expense (all elements of profitability) against targets set in the annual Financial Plan and one component, management objectives, that is both quantitative and qualitative. As all components carry equal weight, and because gross margins generally follow revenue (if one is missed, so is the other), revenue shortfalls in combination with a financial cliff at 80% of Plan have historically caused Socket's executives to be compensated below variable target levels as provided for in the Plan. On the upside, the Variable quantitative profitability-based portions of the awards (revenue, gross margins and expenses) can earn up to 200% of the individual's target, providing strong financial incentives to meet or exceed financial Plan objectives.

           Actual variable compensation payments as a percentage of variable compensation targets during 2007 and 2006 are shown in the table below for the Named Executive Officers. The primary shortfalls were due to achievement of revenue and margin totals below Financial Plan levels.

Named Executive Officer	2007	2006
Kevin J. Mills President and Chief Executive Officer and Director	81%	70%
Micheal L. Gifford Executive Vice President and Director	82%	64%
Robert C. Zink (1) Sr. Vice President Worldwide Sales and Marketing	82%	70%
David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	100%	--
Timothy I. Miller Vice President of Worldwide Operations	81%	68%

           Note 1: Mr. Zink commenced employment on April 2, 2007 and his variable target attainment was guaranteed for 2007 as part of his employment offer.

           Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. All equity incentives are subject to vesting provisions to encourage executive officers to remain employed with the Company. Such awards to date have been in the form of stock option grants. The Compensation Committee determines the size of awards according to each executive officer's position at the Company and sets a level that it considers appropriate to create a meaningful opportunity for equity participation. In addition, the Compensation Committee, in consultation with management, takes into account an individual's recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by each individual at the time of the new grant and the size of the available stock award pool.

           In June 2004, the Company's stockholders approved the 2004 Equity Incentive Plan and initially transferred shares available for grant from the Company's 1995 stock plan which was scheduled to expire in 2005. The 2004 Equity Incentive Plan provides for an automatic increase each January 1st in the available stock award pool equal to the lesser of (a) 2,000,000 shares, (b) four percent of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. Options are granted at the discretion of the Compensation Committee to all employees of the Company based on recommendations from management regarding employee responsibilities and performance.

           The Compensation Committee, in consultation with management, prepares an annual allocation plan dividing available stock in the grant pool among employee refresher grants, new employee grants, director grants and reserves. The timing, award criteria, and award procedures are discussed more fully under Equity Incentive Grant Policies in the next section. New employee grants are made at or shortly after the date of hire. Refresher grants were made on February 26, 2007. Refresher grants are made annually, typically during the first quarter of the year on the first open trading day of the quarter two days after the release of earnings. The 2007 refresher grants had a vesting start date of March 1, 2007 and vest monthly over 48 months, contingent upon the executive officer's continued employment with the Company. All grants expire ten years after the date of grant. Fully vested grants, or grants vesting over a shorter or longer term than four years, may be awarded at the discretion of the Compensation Committee. Stock options will provide a return only if the employee remains with the Company and only if the market price appreciates during the option term.

           Analysis: The Compensation Committee believes that stock option grants are the Company's most effective differentiator in attracting and retaining key employees and it provides initial grants to all new employees and annual refresher grants to all continuing employees with a weighting reflecting the level of responsibility and performance of the employee. Many of the senior executives have been employed by the company more than ten years and have amassed a number of annual stock option grants (grants expire 10 years after the date of grant) with substantial wealth accumulation potential as stock prices increase that are fully aligned with the interests of stockholders. Stock options are effective because the Company's shares are publicly traded which provides a market for the exercise and sale of vested options and because of the expectations of the management team that the Company's products and the markets it addresses provide opportunities for growth that will result in share price appreciation.

Equity Incentive Grant Policies.

           General option grant practices. All stock options grants are awarded by the Compensation Committee, or the full Board in the case of director stock option grants. All stock options are priced at the closing market price of the Company's common stock on the date of grant and the actions of the Compensation Committee are documented in minutes that are retained in the minute book of the Company. During 2007, the Compensation Committee met ten times during the year and stock option grants were awarded at nine of those meetings.

           Initial stock option grants. The Company awards initial stock option grants to each new employee of the Company at the first meeting of the Compensation Committee following employment. The size of the grant is based on the responsibilities of each employee and as agreed to in the employee's employment offer. Grants for executive officers are approved by the Compensation Committee in advance of offers being made to the individual. During 2007, initial stock option grants were made to Messrs. Zink and Noggle who joined the Executive Staff during the year. Grants to rank and file employees are made by management within general guidelines reviewed and approved by the Compensation Committee and the actual grant requires the approval of the Compensation Committee at the time of grant. New employee grants during fiscal 2007 were awarded to new employees by the Compensation Committee on the first business day of each month following an employee's date of initial employment. Initial grants generally vest 25% on the one year anniversary of employment and 1/48th per month thereafter for a total vesting period of 48 months. The delay in initial vesting for the first twelve months of employment provides an incentive for employee retention and insures that the employee is familiar with the Company and its goals and objectives prior to shares vesting. During 2007, the Company granted a total of 977,900 options to 18 new employees, representing 51 percent of all stock options granted during the year.

           Refresher stock option grants. The Compensation Committee awards refresher stock option grants annually, generally to all employees of the Company, based on the recommendations of management about the responsibilities and performance of each employee. Such refresher grants are typically made during the first quarter of the year during open trading windows as defined in the Company's Code of Business Conduct and Ethics including its Insider Trading Policy contained therein. Over the past several years, the executive officers of the Company have received from 40 percent to 50 percent of the total of refresher grants awarded because of the relative importance of their positions in achieving the Company's goals and objectives, managers and senior contributors have received approximately 25 to 30 percent, while other employees have received the balance of 25 to 30 percent. Options to acquire 303,000 common shares were awarded to the eight executive officers of the Company in 2007 ranging from a low of 20,000 shares to a high of 55,000 shares. The Company awards grants to each of its employees in recognition of each employee's critical contribution to meeting the Company's goals and objectives. Refresher grants generally vest monthly over a 48 month period. During 2007, the Company granted a total of 977,900 stock options to 69 employees, representing 38 percent of all stock options granted during the year. In addition, the Company granted 45,000 stock options to the members of the Company's Technical Advisory Board as their sole compensation for serving on the Board, representing 2 percent of all stock options granted during the year.

           Director stock option grants. A portion of the compensation of the Company's outside directors is an annual stock option grant. Director grants are awarded by the full Board of Directors at the first regularly scheduled board meeting following the annual election of directors and vest over the ensuing year of service. Options are awarded equally to all directors for Board and committee service. Additional options are awarded for committee and Board leadership positions and audit committee service, as discussed on page 21 under "Director Compensation". During 2007, the Company granted a total of 180,000 stock options to the 5 independent directors of the Company, representing 9 percent of all stock options granted during the year.

           Other Compensation. Executive officers are entitled to participate in the same health and benefit programs and 401(K) program as are available to all employees of the Company and do not receive any perquisites from the Company.

Accounting and Tax Implications

           Accounting for Stock-Based Compensation On January 1, 2006, we adopted Financial Accounting Standard SFAS 123R, "Share-Based Payment," for the fiscal year ended December 31, 2006. Under SFAS 123R, the Company uses a binomial lattice valuation model to estimate fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior, and these estimates will affect the calculation of the fair value of the Company's stock option grants. The fair value of stock option grants outstanding prior to January 1, 2006 is estimated using the Black-Scholes option pricing model used under SFAS 123. The Company adopted the modified prospective recognition method and implemented the provisions of SFAS 123R beginning with the first quarter of 2006.

           Income taxes. The Company has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. The 2004 Equity Incentive Plan also allows for the issue of qualifying grants as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. No grants deemed performance-based compensation grants have been awarded to the executive officers of the Company.

Compensation of the Chief Executive Officer

           The factors considered by the Company in determining the compensation of Mr. Mills, the Chief Executive Officer, are the same factors applied to the other executive officers of the Company as described under Elements of Executive Compensation, and he participates in the same compensation programs as do the other executive officers. Mr. Mills' total target compensation is based on survey data prepared by the American Electronics Association for public companies, his responsibility and leadership in establishing and implementing the strategic direction of the Company, and the financial performance of the Company. In 2007, Mr. Mills received a base salary increase of $10,000 or 5.6 percent of his previous base salary. The increase was intended to be primarily a cost of living increase covering a period of 18 months since the last increase was awarded. During fiscal year 2006, the Company did not increase the base salary or variable salary targets of any of its executive officers, including Mr. Mills.

           Mr. Mills as Chief Executive Officer was the highest paid executive in the Company during fiscal year 2007. His total base salary during 2007 was $190,000, and his total target variable compensation was $100,000 for a total compensation target of $290,000. Mr. Mills earned 81% of his total target variable compensation during fiscal year 2007, due primarily to the Company underachieving its revenue and gross margin targets under the Management Variable Incentive Compensation Plan in which all executive officers participate. Mr. Mills' total compensation is consistent with the median compensation for Chief Executive Officers of public companies as reported in the national compensation survey of the American Electronics Association.

           Mr. Mills also received an annual refresher stock option grant of 55,000 shares on February 26, 2007 at the same time that refresher grants were awarded to all employees of the Company. This option commenced vesting on March 1, 2007 and will vest in equal monthly installments over a 48 month period. The reliance on stock option grants as a significant element of the Chief Executive Officer's compensation is intended to align his total compensation package with those of stockholders and to provide the Chief Executive Officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, including attaining long-term growth and profitability.

           The Chief Executive Officer is entitled to participate in the same health and benefit programs as are available to all employees of the Company. Mr. Mills does not receive any perquisites from the Company.

           Analysis: The Company has historically compensated all of its executives including its Chief Executive Officer under the same programs including cash compensation, stock option grant awards, benefit programs, employment contract and the absence of perquisites using the same processes as defined elsewhere within this Compensation Discussion and Analysis.

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2007

           The following table provides fiscal 2007 compensation information for the Chief Executive Officer, Chief Financial Officer, and three other executive officers of the Company who were the most highly compensated in fiscal year 2007 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Kevin J. Mills President and Chief Executive Officer and Director	2007 2006	190,000 180,000	68,844 72,227	80,588 69,974	339,432 322,201

Micheal L. Gifford Executive Vice President and Director	2007 2006	175,000 165,000	63,547 63,230	40,768 31,963	279,315 260,193

Robert C. Zink (4) Sr. Vice President Worldwide Sales and Marketing	2007	131,250	29,813	118,250	279,313

David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	2007 2006	170,000 160,000	60,411 60,674	40,962 34,906	271,373 255,580

Timothy I. Miller Vice President of Worldwide Operations	2007 2006	155,000 140,000	59,800 63,318	28,273 23,710	243,073 227,028
(1) Represents base salary as described under Compensation Summary and Analysis - Elements of Executive Compensation.
(2) Represents Variable Incentive Awards as described under Compensation Summary and Analysis - Elements of Executive Compensation.
(3) Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the compensation costs recognized for option awards vesting during fiscal 2007 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.
(4) Mr. Zink's employment commenced on April 2, 2007. His non-equity incentive plan compensation includes $66,250 to defray moving, relocation and other costs associated with commencement of employment.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2007

           The following table shows for the fiscal year ended December 31, 2007 certain information regarding options granted to the Named Executive Officers. Options were granted as described under Compensation Summary and Analysis - Elements of Executive Compensation - Long-term, Equity-Based Incentive Awards and - Equity Incentive Grant Policies.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin J. Mills	2/26/2007	55,000	1.00	31,350
Micheal L. Gifford	2/26/2007	50,000	1.00	28,500
Robert C. Zink (2)	4/2/2007	300,000	0.93	159,000
David W. Dunlap	2/26/2007	48,000	1.00	27,360
Timothy I. Miller	2/26/2007	40,000	1.00	22,800
(1) The value of option awards is based on the fair value as of the grant date of such award determined pursuant to FAS 123R, which was $0.57 per share for grants awarded on February 26, 2007 and $0.53 for the grant awarded on April 2, 2007. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares based on the closing market price for the Company's stock on the grant date. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company's Common Stock at such date in the future when the option is exercised.
(2) Mr. Zink's employment commenced on April 2, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

           The following table set forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2007:

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Kevin J. Mills	25,000 67,667 300,000 90,000 67,000 50,000 45,000 48,958 68,750 12,604 10,313	0 0 0 0 0 0 0 1,042 31,250 42,396 44,688	0.69 0.56 3.375 1.06 1.29 0.76 0.73 3.20 1.50 1.17 1.00	6/10/2008 6/16/2009 12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016 2/26/2017

Micheal L. Gifford	8,333 39,967 100,000 75,000 50,000 34,000 35,000 46,510 61,875 11,458 9,375	0 0 0 0 0 0 0 990 28,125 38,542 40,625	0.69 0.56 3.38 1.06 1.29 0.76 0.73 3.20 1.50 1.17 1.00	6/10/2008 6/16/2009 12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016 2/26/2017

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Robert C. Zink (5)	0	300,000	0.93	4/2/2017

David W. Dunlap	17,500 25,000 131,250 75,000 65,000 50,000 34,000 35,000 44,063 58,438 11,000 9,000	0 0 0 0 0 0 0 0 937 26,563 37,000 39,000	0.46 0.69 0.56 3.38 1.06 1.29 0.76 0.73 3.20 1.50 1.17 1.00	1/14/2008 6/10/2008 6/16/2009 12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016 2/26/2017

Timothy I. Miller	142,000 39,167 51,563 10,313 7,500	0 833 23,438 34,688 32,500	0.73 3.20 1.50 1.17 1.00	3/21/2013 2/3/2014 1/28/2015 2/17/2016 2/26/2017
(1) Options were granted as described under Compensation Summary and Analysis - Elements of Executive Compensation - Long-term, Equity-Based Incentive Awards and - Equity Incentive Grant Policies. The vesting period and vesting start date were established by the Compensation Committee. Shares unexercisable were not vested as December 31, 2007.
(2) Grant dates and vesting period information for all grants not fully vested as of December 31, 2007 are as follows:

Grant Date	Expiration Date	Vesting Start Date	Months to fully vest
2/3/2004	2/3/2014	1/1/2004	48
1/28/2005	1/28/2015	1/1/2006	48
2/17/2006	2/17/2016	1/1/2007	48
2/26/2007	2/26/2017	3/1/2007	48
4/2/2007	4/2/2017	4/2/2007	48

(3) Exercise price is the closing price of the Company's Common Stock on the date of grant as reported on the NASDAQ Global Markets.
(4) Options expire ten years from the date of grant provided that the executive continues employment with the Company.
(5) Mr. Zink commenced employment on April 2, 2007.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended December 31, 2007

           The following tables show for the fiscal year ended December 31, 2007 certain information regarding options exercised by the Named Executive Officers:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Kevin J. Mills	-	-
Micheal L. Gifford	-	-
Robert C. Zink	-	-
David W. Dunlap	-	-
Timothy I. Miller	-	-
(1) The value realized equals the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Equity Compensation Plan Information

           The following table provides information as of December 31, 2007 about the Common Stock that may be issued under all equity compensation plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	8,922,490	$1.49	839,721
Equity compensation plans not approved by security holders (2)	1,072,751	$2.78	-
Total	9,995,241	$1.63	839,721
(1) Includes the 1995 Stock Plan and its successor, the 2004 Equity Incentive Plan. Pursuant to an affirmative vote by security holders in June 2004, an annual increase in the number of shares authorized under the 2004 Equity Incentive Plan is added on the first day of each fiscal year equal to the lesser of (a) 2,000,000 shares, (b) four percent of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. A total of 1,279,584 shares became available for grant from the 2004 Equity Incentive Plan on January 1, 2008, in addition to those set forth in the table above.
(2) Consists of the 1999 Stock Plan.

Post Employment and Change-In-Control Compensation

Change of Control and Severance Agreements

           In February 1998, the Company adopted a bonus plan pursuant to which a bonus pool in the amount of up to 10 percent of any consideration payable by a buyer in any acquisition of the Company is to be allocated to the executive officers and such other employees as the Board of Directors determines in its discretion.

           In December 2005, the Company renewed separate employment agreements with Messrs. Kevin J. Mills, David W. Dunlap, Micheal L. Gifford, Robert J. Miller, Tim I. Miller, and Leonard L. Ott (each an "Executive"). Similar agreements were made with Messrs. Robert C. Zink and Thomas L. Noggle when they commenced employment during 2007. The agreements expire on December 31, 2008 and are expected to be renewed. The agreements set forth the base salaries for each Executive and provide that if the Company terminates the Executive's employment without cause, the Company will pay the Executive (i) six months' base salary regardless of whether he secures other employment during those six months, (ii) health insurance until the earlier of the date of the Executive's eligibility for the health insurance benefits provided by another employer or the expiration of six months, (iii) the full bonus amount to which he would have been entitled for the first quarter following termination and one-half of such bonus amount for the second quarter following termination, and (iv) certain other benefits including the ability to purchase at book value certain items of the Company's property purchased by the Company for the Executive's use, which may include a personal computer, a cellular phone and other similar items. The exercise period for vested stock options may also be extended up to a period not to exceed one year based on formulas in the employment agreements.

           Additionally, under the1999 Stock Plan and the 2004 Equity Incentive Plan (the "Stock Option Plans"), the rights of all optionees (including executive officers) to purchase stock immediately vest, upon a change of control of the Company, become immediately vested and be fully exercisable if such options are not assumed by the acquiring entity.

           Payments to be made to each of the Named Executive Officers following severance are estimated as follows:

Compensation and Benefits	Voluntary Resignation	For Cause (1)	For Good Reason(2)	Involuntary Without Cause(2)	Involuntary or For Good Reason After Change-in- Control(2)	Due to Death or Disability(2)
Kevin J. Mills
Base Salary (3)	-	-	$95,000	$95,000	$95,000	$95,000
Variable Incentive(4)	-	-	$37,500	$37,500	$37,500	$37,500
Stock Options (5)	-	-	-	-	-	-
HealthCare Benefits(6)	-	-	$2,500	$2,500	$2,500	$2,500
Other Perquisites (7)	-	-	-	-	-	-

Micheal L. Gifford
Base Salary (3)	-	-	$87,500	$87,500	$87,500	$87,500
Variable Incentive(4)	-	-	$18,750	$18,750	$18,750	$18,750
Stock Options (5)	-	-	-	-	-	-
HealthCare Benefits(6)	-	-	$2,500	$2,500	$2,500	$2,500
Other Perquisites (7)	-	-	-	-	-	-

Robert C. Zink
Base Salary (3)	-	-	$87,500	$87,500	$87,500	$87,500
Variable Incentive(4)	-	-	$24,375	$24,375	$24,375	$24,375
Stock Options (5)	-	-	-	-	-	-
HealthCare Benefits(6)	-	-	$2,500	$2,500	$2,500	$2,500
Other Perquisites (7)	-	-	-	-	-	-

David W. Dunlap
Base Salary (3)	-	-	$85,000	$85,000	$85,000	$85,000
Variable Incentive(4)	-	-	$18,750	$18,750	$18,750	$18,750
Stock Options (5)	-	-	-	-	-	-
HealthCare Benefits(6)	-	-	$2,500	$2,500	$2,500	$2,500
Other Perquisites (7)	-	-	-	-	-	-

Timothy I. Miller
Base Salary (3)	-	-	$77,500	$77,500	$77,500	$77,500
Variable Incentive(4)	-	-	$13,125	$13,125	$13,125	$13,125
Stock Options (5)	-	-	-	-	-	-
HealthCare Benefits(6)	-	-	$2,500	$2,500	$2,500	$2,500
Other Perquisites (7)	-	-	-	-	-	-
(1) Cause is defined in each Executive's Employment Contract as gross misconduct or fraud, misappropriation of the Company's proprietary information, or willful and continuing breach of duties following notice and a cure period.
(2) All other reasons for termination except for cause are considered covered under the terms of the Employment Contract.
(3) Base salary is continued for six months from the date of termination for reasons other than for cause or voluntary resignation.
(4) Except in the cases of termination for cause or voluntary resignation, scheduled variable incentive payments are paid equal to 100% of entitlement in the quarter of termination and 50% of entitlement in the following quarter.
(5) Except in the cases of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of up to one year based on formulas in the employment contract. In the event of a change in control where stock options are not assumed by an acquiring entity, all options granted and outstanding become vested and exercisable. In the event of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of 90 days following the termination date.
(6) Except in the cases of termination for cause or voluntary resignation, healthcare benefits are continued up to the earlier of six months or the Executive securing other employment that includes benefits.
(7) There are no perquisites in the compensation packages of any of our executive officers.

Limitation of Liability and Indemnification Matters

           Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation that eliminate the personal liability of the directors to the Company or the stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents, to the fullest extent permitted by law.

           The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification to the fullest extent permitted by Delaware law, including circumstances in which indemnification and the advancement of expenses are discretionary under Delaware law.

           The Company believes that the limitation of liability provisions in its Amended and Restated Certificate of Incorporation and the indemnification agreements will enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer or employee to which the indemnification agreements would apply.

CORPORATE GOVERNANCE

           The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that its policies are consistent with such standards. The Company closely monitors guidance issued or proposed by the SEC, the PCAOB, listing standards of NASDAQ and provisions of the Sarbanes-Oxley Act. As a result of review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Executive Compensation Authority

      The Compensation Committee of the Board of Directors approves all compensation plans and amounts for the executive officers of the Company following consultation with management;

      The Compensation Committee reviews and approves annual salary increases for all other employees of the Company upon the recommendation of management;

      The Compensation Committee approves all stock option grants upon the recommendation of management except director grants, which are approved by the full Board of Directors.

Director Independence

      The Board of Directors has confirmed that a majority of the Company's directors are independent as defined by current SEC and NASDAQ regulations.

      The Company's independent directors hold formal meetings convened separately from management and chaired by an independent director.

      The Audit, Compensation and Nominating Committees consist solely of independent directors.

Audit Committee

      All Audit Committee members possess the required level of financial literacy.

      Mr. Bass, a member of the Audit Committee, possesses the qualifications of an "audit committee financial expert."

      The Audit Committee charter formalizes and makes explicit the following:

        The Audit Committee's ability to retain independent consultants and experts as it sees fit, at Company expense;

        The Audit Committee's authority to appoint, review and assess the performance of the Company's independent auditors;

        The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors, the Company's Chief Financial Officer and Controller, and other Company officers directly, as it considers appropriate;

        The requirement that the Audit Committee review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;

        The Audit Committee's duty to maintain a formal complaint monitoring procedure ("whistleblower" policy) to enable confidential and anonymous reporting to the Audit Committee; and

        The Audit Committee's authority over the independent auditors' rotation policy.

Other Governance Matters

      The Company has a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees.

      The Company has a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders.

      The Company has a Compensation Committee charter and Nominating Committee charter.

      The Company has an Insider Trading Policy, including control procedures to comply with current SEC and NASDAQ regulations.

      The Company has a policy that the Board of Directors review its own performance on an annual basis.

      The Company prohibits loans to its officers and directors.

           More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and the committee charters can be found in the "Corporate Governance" section of the Company's web site at http://www.mkr-group.com/SCKT/board_committee.html.

Policy for Director Recommendations and Nominations

           The Nominating Committee considers candidates for board membership suggested by the Board of Directors, management and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company. Stockholders must have held such Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

           A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, addressed to:

Chairman of the Nominating Committee c/o Corporate Secretary Socket Communications, Inc. dba Socket Mobile, Inc. 39700 Eureka Drive Newark, CA 94560

The notice must include:

      the candidate's name, home and business contact information;

      detailed biographical data and relevant qualifications;

      a signed letter from the candidate confirming his or her willingness to serve;

      information regarding any relationships between the candidate and the Company within the last three years; and

      evidence of the required ownership of Common Stock by the recommending stockholder.

           In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders, provided the stockholder complies with the requirements set forth in the Company's bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described above in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

           Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

      The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors.

      Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

      Such other factors as the Nominating Committee may consider appropriate.

           The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

      The highest personal and professional ethics and integrity.

      Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment.

      Skills that are complementary to those of the existing members of the Board of Directors.

      The ability to assist and support management and make significant contributions to the Company's success.

      An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to carry out those responsibilities diligently.

           In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the board, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Stockholder Communications to Directors

           Stockholders may communicate directly with the members of the Board of Directors by sending an email to board@socketmobile.com. The Company's Secretary monitors these communications and will ensure that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings or directly to the Chairman of the Board if the matter is deemed to be urgent and to require the immediate attention of the Board. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass will also determine whether any response to a stockholder communication is necessary or warranted and whether further action is required.

Director Independence

           In January 2008, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Mr. Gifford, the Company's Executive Vice President, are independent of the Company and its management under the corporate governance standards of NASDAQ.

Code of Business Conduct and Ethics

           The Board of Directors has a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of the Company, including the Company's senior financial and executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html. The Company will also post any amendments to or waivers from the Code of Business Conduct and Ethics on its website.

REPORT OF THE COMPENSATION COMMITTEE

           The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

           Based on the Compensation Committee's review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE
Dated: March 10, 2008	Enzo Torresi Peter Sealey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           None of the members of the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

           The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Audit Committee oversees the Company's financial processes on behalf of the Board of Directors, although management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2007, including discussing the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board has a written charter for the Audit Committee, a copy of which is posted on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html.

           The Audit Committee reviewed the 2007 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also discussed such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

           The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audits of the financial statements including their review of internal controls. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings with the auditors in regards to their audits of the annual financial statements for the year ended December 31, 2007. In addition, a conference call between members of the Audit Committee, the auditors and management was held each quarter during fiscal 2007 to review quarterly financial reports prior to their issue.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee also approved the appointment of Moss Adams LLP as the Company's independent auditors for the year ending December 31, 2008.

           The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Dated: March 10, 2008	Charlie Bass Leon Malmed Gianluca Rattazzi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           There were no transactions during the last fiscal year to which the Company has been a party, in which the amount involved exceeded $120,000 and in which any director, executive officer or beneficial holder of more than five percent of the Company's outstanding capital stock had or will have a direct or indirect material interest.

           See also Executive Compensation - Change of Control and Severance Agreements.

           Related party transactions, regardless of amount, to which the Company has been a party in which any director, executive officer or beneficial holder of more than five percent of the Company's outstanding capital stock would have a direct or indirect material interest requires the prior approval of the Audit Committee or, in the case of directors, the full Board of Directors. There were no related party transactions during fiscal year 2007.

OTHER MATTERS

           The Company knows of no other matters to be submitted at the 2008 Annual Meeting. If any other matters properly come before the 2008 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed.

THE BOARD OF DIRECTORS
Dated: March 10, 2008

This Proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc.

2008 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of SOCKET COMMUNICATIONS, INC., a Delaware corporation, DBA Socket Mobile, Inc., hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 10, 2008, and hereby appoints Kevin J. Mills and David W. Dunlap, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC. to be held on Wednesday, April 23, 2008 at 9:00 a.m. local time, at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF EIGHT DIRECTORS.
/ / FOR all nominees listed / / Withhold Authority to vote for ALL Nominees Listed
Nominees: Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Leon Malmed; Thomas O. Miller; Gianluca Rattazzi; Peter Sealey; Enzo Torresi
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Leon Malmed; Thomas O. Miller; Gianluca Rattazzi; Peter Sealey; Enzo Torresi
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A CORPORATE NAME CHANGE.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.
PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-5 TO ONE-FOR-10, TOGETHER WITH A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK AND CAPITAL STOCK, AT ANY TIME PRIOR TO DECEMBER 31, 2008.
	/ / FOR	/ / AGAINST	/ / ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature	Signature	Date: , 2008

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)